Rule 424 (b) (3)
Registration No. 333-109310
CUSIP #: 63743HDZ2
TRADE DATE: 9/22/2008
SETTLEMENT DATE: 9/23/2008
PRICING SUPPLEMENT NO. 4394 DATED September 22, 2008
TO PROSPECTUS SUPPLEMENTAL DATED October 23, 2003
AND BASE PROSPECTUS DATED October 17, 2003

NATIONAL RURAL UTILITES COOPERATIVE FINANCE CORPORATION

Medium-Term Notes, Series C
With Maturities of Nine Months or More from Date of Issue

Floating Rates Notes

Principal Amount:	$100,000,000.00

Issue Price:	100% of Principal Amount

Original Issue Date:	09/23/2008

Maturity Date:	03/23/2010

Initial Interest Rate:	Determined as described below

Base Rate:	USD-LIBOR-Reuters (Reuters Page LIBOR01)

Spread:	Plus 100 basis points

Index Maturity	3 months

Interest Payment Dates:	On the 23rd of each March, June , September, and December, commencing
December 23, 2008

Rest Period:	Quarterly

Interest Reset Dates	On the 23rd of each March, June , September, and December, commencing
September 23, 2008

Redemption Date:	None

Agent’s Discount or Commission:	0.180%

Agents(s)	Mesirow Financial Inc.

Capcity:	Agent

Form of Note:	Book-Entry
(Book-Entry or Certificated)

Other Terms:	None
Medium-Term Notes, Series C may be issued by CFC in an aggregate principal amount of up to $22,435,508,000 and, to date, including this offering, an aggregate of $19,780,559,000.00 Series C have been issued.